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                                  FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

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              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                         Ballantyne of Omaha, Inc.
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            (Exact name of registrant as specified in its charter)

Delaware                                                       47-0587703
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(State of incorporation or organization)                   (I.R.S. Employer
                                                            Identification No.)

4350 McKinley Street, Omaha, Nebraska                             68112
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(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                Name of each exchange on which
        To be so registered                each class is to be registered
        -------------------                -------------------------------

     Common Stock, $0.01 Par Value         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                  None
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                             (Title of Class)








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Item 1. Description  of Registrant's Securities
        To be Registered
        ----------------------------------------

        Common Stock, $0.01 Par Value
        -----------------------------------------

        The capital stock of Ballantyne of Omaha, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $0.01 per share.

        For further information, the Company's latest prospectus dated June 26, 1997 is incorporated by reference. An index appears on the outside back cover page of the prospectus.

Item 2.  Exhibits
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         The following Exhibits are currently filed with the New York Stock
Exchange and have previously been filed with the Securities and Exchange Commission.

          1.  Annual Report on Form 10-K for the year end of December 31,
          1996; and

          2. Periodic reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          3. Definitive proxy material dated May 1, 1997 for use in connection with the Registrant's 1997 Annual Meeting of Stockholders; and

          4. Certificate of Incorporation, as amended, and Bylaws, as amended by the Registrant; and

          5.  Specimen Stock Certificate; and

          6. Copy of the Registrant's 1996 Report to Stockholders for the year End of December 31, 1996. This Report shall not be deemed "filed" with the New York Stock Exchange or otherwise subject to the liabilities of Section 18 of the Securities Act of 1934, except to the extent it may already be subject thereto.

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                                    SIGNATURES
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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          BALLANTYNE OF OMAHA, INC.



                                          By /s/ Brad French
                                             --------------------------------
                                             Brad French, Secretary/Treasurer
                                             And Chief Financial Officer

Dated: